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                                                                    EXHIBIT 10.6


         THIS RELEASE (the "Release") is made and delivered this 23rd day of December, 2004 by EasyLink Services Corporation, a Delaware corporation with its principal place of business at 33 Knightsbridge Road, Piscataway, New Jersey 08854 (hereinafter "EasyLink") in favor of Gerald Gorman, an individual with an address of 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter "Gorman") in connection with the execution this even date herewith of that certain Domain Portfolio Purchase Agreement by and among EasyLink, Gorman, and NJ Domains, LLC, a New Jersey limited liability company, with its principal place of business at 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter "NJ Domains").

         IN CONSIDERATION of the terms and conditions of the Domain Portfolio Purchase Agreement executed this even date herewith by and among EasyLink, Gorman, and NJ Domains, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         EASYLINK hereby releases Gorman from any and all Claims (as hereinafter defined), arising from the beginning of time until the date hereof, including, but not limited to, any and all Claims arising out of Gorman's employment by EasyLink Services Corporation (or any predecessor thereto). This Release expressly excludes any Claims which may arise after the date hereof under the Domain Portfolio Purchase Agreement, the Guaranty of Domain Portfolio Purchase Agreement, or any of the transactions contemplated thereby. "Claims" shall mean debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind.


ATTEST                              EASYLINK SERVICES
                                    CORPORATION



/s/ David Ambrosia                   By: /s/ Thomas Murawski
-------------------------------          --------------------------------------
Name: David Ambrosia                Name: Thomas Murawski
Title: EVP, GC & Secretary          Title: President & Chief Executive Officer